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                                 EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-8 filed on June 22, 1995 of our report dated October 25, 1994, on our audits of the financial statements and financial statement schedules of Bestway Rental, Inc.



                                                  Coopers & Lybrand L.L.P.



Dallas, Texas
June 22, 1995